Exhibit 99.1

Atlantic Coast Airlines Holdings, Inc. Reports

Third Quarter 2003 Financial and Operating Results

Dulles, VA, (October 22, 2003) — Atlantic Coast Airlines Holdings, Inc. (Nasdaq/NM: ACAI), parent of Atlantic Coast Airlines (ACA), today reported—based on accounting principles generally accepted in the United States (GAAP)—net income of $21.3 million ($0.47 per diluted share) for the third quarter 2003 compared to net income of $8.5 million ($0.19 per diluted share) for the third quarter 2002. The company’s results for third quarter 2002 included an aircraft early retirement charge of $7.6 million (pre-tax) which negatively impacted third quarter 2002 EPS by 10 cents.

During the third quarter 2003, ACA generated approximately 1.2 billion available seat miles (ASMs), an increase of 7.6 percent over the same period last year. The company carried 2,206,540 passengers, an increase of 14.8 percent over the same period last year. Load factor improved 5.7 points to 73.7 percent for the third quarter compared to 68.0 percent in the third quarter 2002.

ACA currently operates as United Express and Delta Connection in the Eastern and Midwestern United States as well as Canada. On July 28, 2003, ACA announced plans to establish a new, independent low-fare airline to be based at Washington Dulles International Airport. The company has a fleet of 146 aircraft—including a total of 118 regional jets—and offers over 840 daily departures, serving 84 destinations. ACA employs over 4,800 aviation professionals.

Statements in this press release and by company executives regarding its implementation of new business strategies and its relationship with United Airlines, Inc., regarding the unsolicited acquisition proposal by Mesa Air Group, Inc. and other matters, as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: the costs of reviewing and responding to the unsolicited proposal, and other impacts of the proposal on the company’s operations; United’s option under bankruptcy rules to assume or reject the existing United Express Agreement; the timing of any disengagement by the company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings and impact on the company’s ability to operate an independent airline; the ability to effectively implement its low-fare business strategy utilizing regional jets; the ability to acquire and obtain financing for any additional aircraft intended to be operated; the availability of additional or alternative business opportunities for the company’s operations; the effects of United’s bankruptcy proceedings; the continued financial health of Delta Air Lines, Inc.,

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Atlantic Coast Airlines 3rd Quarter 2003 Financial and Operating Results

and the ability and willingness of Delta to continue to deploy the company’s aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the company’s 328JET aircraft; unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war or terrorism; and risks and uncertainties arising from the events of September 11, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2003. These statements are made as of October 22, 2003 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

The common stock of parent company Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast Airlines, visit our website at www.atlanticcoast.com.

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Atlantic Coast Airlines 3rd Quarter 2003 Financial and Operating Results

Condensed Consolidated Financial Results

(in thousands, except per share amounts)

Unaudited

	Third Quarter Ended September 30,
	2003	2002	Pct. Change
Operating revenues:
Passenger revenue	$217,279	$192,220	13.0%
Other revenue	3,757	2,813	33.6%

Total operating revenues	221,036	195,033	13.3%

Operating expenses:
Salaries and related costs	51,845	51,389	0.9%
Aircraft fuel	35,119	31,156	12.7%
Aircraft maintenance and materials	20,317	19,655	3.4%
Aircraft rentals	32,406	28,293	14.5%
Traffic commissions and related fees	5,682	5,517	3.0%
Facility rents and landing fees	13,102	11,197	17.0%
Depreciation and amortization	7,780	5,534	40.6%
Other	17,411	21,673	(19.7%)
Aircraft early retirement charge	—	7,568	nmf

Total operating expenses	183,662	181,982	0.9%

Operating income	37,374	13,051	186.4%
Non-operating income (expense)	(1,219)	394	409.4%

Income before taxes	36,155	13,445	168.9%
Income tax provision	14,824	4,945	199.8%

Net income	$21,331	$8,500	151.0%

Net income per common and common equivalent shares:
Basic	$0.47	$0.19

Diluted	$0.47	$0.19

Weighted average number of common and common equivalent shares
Basic	45,333	45,194

Diluted	45,425	45,484

Operating Statistics—Third Quarter
	2003	2002	Pct. Change
Revenue passenger miles (000’s)	877,522	752,873	16.6%
Available seat miles (000’s)	1,190,851	1,106,478	7.6%
Load Factor	73.7%	68.0%	5.7 p	ts.
Passengers	2,206,540	1,922,839	14.8%
Revenue departures	73,687	72,563	1.5%
Revenue block hours	105,925	103,301	2.5%
Yield per RPM (cents)	24.8	25.5	(2.7%)
Passenger revenue per ASM (cents)	18.2	17.4	4.6%
Operating cost per ASM (cents)	15.4	16.4	(6.1%)
Operating cost per ASM excluding aircraft early retirement charge (cents)	15.4	15.8	(2.5%)
Operating cost per ASM excluding fuel and aircraft early retirement charge (cents)	12.5	12.9	(3.1%)
Operating margin	16.9%	6.7%	10.2 p	ts.
Operating margin excluding aircraft early retirement charge	16.9%	10.6%	6.3 p	ts.
Average passenger trip length (miles)	398	392	1.5%

Atlantic Coast Airlines 3rd Quarter 2003 Financial and Operating Results

Condensed Consolidated Financial Results

(in thousands, except per share amounts)

Unaudited

	Nine Months Ended September 30,
	2003	2002	Pct. Change
Operating revenues:
Passenger revenue	$639,601	$548,522	16.6%
Other revenue	12,774	7,670	66.5%

Total operating revenues	652,375	556,192	17.3%

Operating expenses:
Salaries and related costs	161,023	146,253	10.1%
Aircraft fuel	107,428	82,809	29.7%
Aircraft maintenance and materials	62,967	53,616	17.4%
Aircraft rentals	96,501	82,356	17.2%
Traffic commissions and related fees	17,949	15,786	13.7%
Facility rents and landing fees	37,803	32,696	15.6%
Depreciation and amortization	20,899	15,067	38.7%
Other	63,960	59,423	7.6%
Aircraft early retirement charge	(34,586)	2,804	nmf

Total operating expenses	533,944	490,810	8.8%

Operating income	118,431	65,382	81.1%
Non-operating income (expense)	(2,897)	490	691.2%
Government compensation	1,520	944	61.0%
Income before taxes	117,054	66,816	75.2%
Income taxes	47,992	26,560	80.7%

Net income	$69,062	$40,256	71.6%

Net income per common and common equivalent shares:
Basic	$1.53	$0.89

Diluted	$1.52	$0.87

Weighted average number of common and common equivalent shares:
Basic	45,269	44,997

Diluted	45,365	46,136

Operating Statistics—Nine Months Ending September 30,

	2003	2002	Pct. Change
Revenue passenger miles (000’s)	2,478,521	2,074,263	19.5%
Available seat miles (000’s)	3,426,560	3,229,145	6.1%
Load Factor	72.3%	64.2%	8.1 p	ts.
Passengers	6,310,481	5,157,965	22.3%
Revenue departures	218,955	208,119	5.2%
Revenue block hours	315,037	303,178	3.9%
Yield per RPM (cents)	25.8	26.4	(2.3%)
Passenger revenue per ASM (cents)	18.7	17.0	10.0%
Operating cost per ASM (cents)	15.6	15.2	2.6%
Operating cost per ASM excluding aircraft early retirement charge (cents)	16.6	15.1	9.9%
Operating cost per ASM excluding fuel and aircraft early retirement charge (cents)	13.5	12.5	8.0%
Operating margin	18.2%	11.8%	6.4 p	ts.
Operating margin excluding aircraft early retirement charge	12.9%	12.3%	0.6 p	ts.
Average passenger trip length (miles)	393	402	(2.2%)

Atlantic Coast Airlines 3rd Quarter 2003 Financial and Operating Results

Selected Balance Sheet Data

(in thousands)

	September 30, 2003	December 31, 2002	Pct. Change
	(unaudited)
Cash and cash equivalents	$12,806	$29,261	(56.2%)
Short-term investments	212,839	213,360	(0.2%)
Restricted cash	14,816	-0-	nmf
Property and equipment, net	287,922	195,413	47.3%
Aircraft deposits	44,210	44,810	(1.3%)
Accounts payable	20,029	22,475	(10.9%)
Long-term debt, including current portion	115,095	58,440	96.9%
Stockholders’ equity	$345,442	$275,368	25.4%

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